================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           ---------------------------

                                    Form S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                           ---------------------------

                             GERMAN AMERICAN BANCORP
             (Exact name of registrant as specified in its charter)

                               Indiana 35-1547518
                  (State or other jurisdiction (I.R.S. Employer
             of incorporation or organization) Identification No.)
                                 711 Main Street
                           Jasper, Indiana 47546-3042
                                 (812) 482-0703

               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                               ------------------

                                Mark A. Schroeder
                      President and Chief Executive Officer

                             German American Bancorp
                                 711 Main Street
                           Jasper, Indiana 47546-3042
                                 (812) 482-0703

                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                   COPIES TO:

                                 Mark B. Barnes
                            Ice Miller Donadio & Ryan
                         One American Square, Box 82001
                        Indianapolis, Indiana 46282-0002

                               ------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                          CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                                                   Proposed Maximum
      Title of Shares to            Amount to be         Proposed maximum         Aggregate Offering          Amount of
         be Registered               registered      offering price per unit (1)         Price (1)         Registration Fee
----------------------------------------------------------------------------------------------------------------------------
Common Shares, No Par Value,       500,000 shares             $15.00                 $7,500,000.00            $1980.00
$1.00 Stated Value
============================================================================================================================

     1) Estimated  solely for the purpose of  calculating  the  registration  fee in accordance  with Rule 457, based on the average of the highest closing bid and the lowest closing ask for German American  Bancorp's  common shares as quoted on the
NASDAQ National Market System on April 20, 2000.
============================================================================================================================

PROSPECTUS                                                                  PAGE

Information about German American Bancorp......................................2
A Few Words About our Dividend Reinvestment
 and Direct Share Purchase Plan................................................2
A Summary of Important Features of Our Plan....................................3
A Summary of Plan Benefits.....................................................4
Here's How the Plan Works......................................................4
Tax Consequences...............................................................8
Changes to the Plan............................................................9
Change in Eligibility..........................................................9
Responsibilities of German American and the
 Plan Administrator............................................................9
Additional Information........................................................10
Forward Looking Statements....................................................10
Use of Proceeds...............................................................11
Legal Opinion.................................................................11
Experts.......................................................................11
Indemnification of Directors and Officers.....................................11

                                   PROSPECTUS

                                 GERMAN AMERICAN

                                     BANCORP

                              DIVIDEND REINVESTMENT
                                AND DIRECT SHARE

                                  PURCHASE PLAN

                                 April 26, 2000

                    ----------------------------------------

                     You may purchase common shares with no
                               fees or commissions

                    ----------------------------------------

                   You do not have to be a current shareholder
                                 to participate

                    ----------------------------------------

                     You may start with a minimum investment
                   of $100 and invest up to $100,000 per year

                    ----------------------------------------

                  You may add to your investment with automatic
                        monthly payments of $100 or more

                    ----------------------------------------

                    Your investment will continue to grow by
                       automatic reinvestment of dividends

                    ----------------------------------------

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     NOT FDIC - INSURED                          MAY LOSE VALUE
                                               NO BANK GUARANTEE

                    Information about German American Bancorp

         German American Bancorp is a multi-bank holding company based in Jasper, Indiana. Our stock is traded on NASDAQ's National Market System under the symbol GABC. As of the date of this prospectus, we operate five affiliate community banks with 25 banking offices and 5 full-service insurance offices in the eight contiguous Southwestern Indiana counties of Daviess, Dubois, Gibson, Knox, Martin, Perry, Pike and Spencer. Our banks offer a wide range of personal and corporate financial services including making commercial and consumer loans; marketing, originating and servicing mortgage loans; providing trust, investment advisory and brokerage services; accepting deposits, and providing safe deposit facilities. Our insurance activities include offering a full range of title, property, casualty, life and credit insurance products.

         German American Bancorp is a publicly-traded company, so a great deal of information is available about us. Here are some of the documents available to help you learn about us:

         |_|      Annual Report to Shareholders
         |_|      Proxy Statement
         |_|      Reports on Forms 10-Q and 10-K

         You may obtain copies of these reports and other documents incorporated by reference in this prospectus at no charge by written or oral request to:

                  Shareholder Relations Officer
                  German American Bancorp

                  P. O. Box 810
                  Jasper, Indiana  47547-0810
                  Telephone:  (812) 482-1314

     A Few Words About our Dividend Reinvestment and Direct Share Purchase Plan

     We designed our Plan to offer investors a way to systematically and affordably build their ownership interest in German American Bancorp. The Plan promotes long-term ownership in German American by offering:

     o    A simple cost-effective way for you to purchase our shares

     o A way to increase your holdings by reinvesting cash dividends in our shares

     o The opportunity for you to purchase additional shares by making optional cash payments

         You need not be a German American shareholder to participate in the Plan. You may purchase your first German American shares through the Plan by making an initial investment of $100.

         Before you decide to participate in the Plan, please read this prospectus carefully. If you decide to participate, please keep this prospectus with your permanent investment records, since it contains important information about the Plan.

         If  you  have  questions  about  the  Plan,  please  contact  the  Plan
Administrator:

                  UMB Bank, n.a.
                  Securities Transfer Division
                  928 Grand Avenue
                  Kansas City, Missouri  64141
                  (800) 884-4225
                  FAX:  (816) 860-3963
                  E-mail:  sec_xfer@umb.com

Shares purchased or held under the Plan are subject to market fluctuation, may lose value, and are not insured or guaranteed against loss by us, by the FDIC, by any bank, or by any other party. There is no assurance we will continue to pay dividends on our shares at rates greater than or comparable to dividends we have paid in the past.

                   A Summary of Important Features of Our Plan

         New shareholders may participate in the Plan by completing an Enrollment Form and making an initial investment of at least $100. Your initial investment may be made by sending your Enrollment Form and a check or money order (made payable to "German American Bancorp Dividend Reinvestment and Direct Share Purchase Plan") to the Plan Administrator.

         If you are already a German American shareholder, you may participate in the Plan by completing an Enrollment Form and sending it to the Plan Administrator. If you wish, you may also deliver your share certificates to the Plan Administrator for safekeeping.

         Additional investments may be made at any time with as little as $100. You may also purchase shares through an automatic monthly transfer of $100 or more from your bank account.

         You may reinvest 100% of your dividends in shares or reinvest a percentage of your dividends in shares and receive the remaining dividends in cash.

         You will receive periodic statements showing the status of your account.

         The Plan Administrator will purchase shares for your account in the open market at least once each month. You will not pay fees or brokerage commissions for these open-market purchases. If the Plan Administrator for any reason does not purchase shares for your account in the open market, we may sell shares to the Plan Administrator for your account and you will not pay any fees or brokerage commissions.

         The maximum amount you may invest through the Plan (excluding the amount of dividends reinvested under the Plan) is $100,000 per year.

         You may sell some or all of your shares through the Plan Administrator for a nominal service charge of $5.00. Sales will be made once each month. If you prefer to have complete control over the timing and price at which you sell, you may withdraw your shares at no cost to you and sell them through your broker.

         You may make gifts of your shares or transfer your shares to others. You may also open an account in the Plan for another person as a gift.

                           A Summary of Plan Benefits

         Enrolling in the Plan is easy. The Enrollment Form is designed to guide you through each step and to help you set up your account in a way that is best for you. You do not need a broker to enroll in the Plan.

         If you wish to make cash purchases under the Plan, you may start with an investment of only $100.

         The automatic monthly investment feature can help you add to your investment over time in a systematic fashion.

         If you are an existing shareholder, you may deliver your share certificates to the Plan Administrator for safekeeping.

         Your   investment   will   continue  to  build  through  the  automatic
reinvestment of your dividends, until you tell us to stop. Then your dividends can either be mailed to you or deposited directly in your bank account.

         Keeping track of your account and entering into new transactions is easy. You will receive a periodic statement of your account that includes a form that will help you make additional investments, sales or withdrawals - all of which may be handled by mail.

         Because there are no fees or brokerage commissions, the entire amount of your investment goes directly into our shares.

         The Plan offers flexibility when you decide to sell your shares.

                            Here's How The Plan Works

Who May Participate in the Plan

     Any U.S. citizen is eligible to enroll in the Plan. You need not be a German American shareholder to enroll.

         If you live outside the United States, you should determine if there are any governmental regulations that would prohibit you from participating in the Plan. We reserve the right to reject or terminate any participate if we believe it advisable under U.S. or foreign laws or regulations.

Who Administers the Plan

         The Administrator of the Plan is UMB Bank, n.a. The Plan Administrator will hold the shares in the Plan, keep the records of the Plan, prepare and mail account statements to participants and perform other administrative duties. You may contact the Plan Administrator at the street address, e-mail address, phone or fax number listed on page 3.

Who Pays the Cost of the Plan

         German American will pay all administrative costs and brokerage commissions associated with the Plan, except that participants will pay a $5.00 service charge on sales of shares by the Plan Administrator.

How to Enroll

         You may participate in the Plan at any time by completing the Enrollment Form included with this prospectus and returning it to the Plan Administrator.

         If you are not a German American shareholder, you may enroll in the Plan by sending the Enrollment Form to the Plan Administrator and making an initial minimum investment of $100. Your initial investment will be used to purchase shares of German American that will be held in your account. You will not receive any interest on your funds held for the purchase of shares.

         If you are already a German American shareholder, you may enroll in the Plan by sending the Enrollment Form to the Plan Administrator.

         If your shares are held in a brokerage account (or "street name"), you should inquire of your broker, bank or trustee regarding whether it will enroll in the Plan on your behalf.

         Once enrolled in the Plan, you have the following choices:

         Full Dividend Reinvestment - The Plan Administrator will invest 100% of your dividends in additional shares.

         Partial Dividend Reinvestment - The Plan Administrator will invest a percentage of your dividends in additional shares and send the balance of the dividend to you in cash. You may designate the percentage of your dividends you wish to invest in additional shares.

         Optional Cash Payments - You may purchase shares for cash whether or not you decide to reinvest your dividends. Optional cash investments must be at least $100 per month and may not exceed $100,000 per year. Any optional cash payments in excess of that amount will be returned to you. Optional cash investments may be made in one of the following ways.

         o    Check  or money  order

         o    Automatic withdrawal from your bank account

         You may change your reinvestment option at any time by writing the Plan Administrator.

         If you elect to reinvest all or a portion of your dividends, dividends on new shares purchased will be reinvested in the same percentage.

         If you elect to make optional cash payments, you may vary your cash payments at any time. You are under no obligation to make cash payments on a regular basis.

         Your participation will begin after the Plan Administrator receives your signed Enrollment Form. Your Enrollment Form must be received by the Plan Administrator by a dividend record date to reinvest those dividends. If you are a shareholder and you send your Enrollment Form after a dividend record date, you will receive that dividend in cash and your reinvestment of dividends will begin on the next dividend payment date.

Safekeeping of Shares

         If you are a German American shareholder, the Plan offers you the convenience of depositing your share certificates with the Plan Administrator for safekeeping. To use this service, simply send your certificates to the Plan Administrator, together with a letter requesting that your certificates be held for you. Do not sign your certificates. Because your certificates are valuable and expensive to replace if lost or stolen, we recommend you use insured registered mail to send your certificates to the Plan Administrator.

How Shares are Purchased and Priced

         Dividends will be reinvested on each dividend payment date. Dividends are usually paid quarterly to shareholders of record on a date set prior to the dividend payment date.

         Cash purchases of additional shares will be made on the 15th of each month (or the next business day), provided your funds are received by the Plan Administrator at least three business days prior to that date. No interest will be paid on funds held for investment in additional shares.

         For automatic monthly purchases, the amount will be withdrawn from your bank account on the 12th of each month (or the next business day) and invested in shares on the 15th of the month (or the next business day).

         The price charged to you for any shares purchased by the Plan Administrator in open market transactions will be the market price paid by the Plan Administrator.

         The Plan Administrator will purchase shares on the open market if available. If the Plan Administrator for reasons of unavailability or otherwise does not purchase shares on the open market, we may sell shares (either authorized and unissued shares or treasury shares) to the Plan.

         The price charged to you for shares purchased directly from German American will be the average of the highest closing bid and the lowest closing ask for German American's common shares as quoted on the NASDAQ National Market System on the last trading day prior to the date of purchase.

         Your investment will be used to purchase as many full shares as possible. Any amount remaining will be used to purchase a fraction of a share (rounded to four decimal places).

         The Plan Administrator is not able to accept instructions to buy shares at a designated time or a designated price. You will not be able to time your purchase and will bear the market risk of any fluctuations in our share price.

         Shares held in your account may not be pledged as collateral for a loan. If you wish to use your shares as collateral, you must seek a stock certificate for your shares from the Plan Administrator.

How to Sell Shares You Acquire Through the Plan

         You may sell some or all of the shares in your account by providing written instructions to the Plan Administrator. Each account statement you receive will have a form for this purpose. You may also sell your shares at any time by writing the Plan Administrator.

         The Plan Administrator will sell shares monthly. The sales price for your shares will be the market price on the date of sale. The Plan Administrator will deduct a $5.00 service charge from the sale proceeds.

         Please note that the Plan Administrator is not able to accept instructions to sell on a specific day or at a specific price.

         If you prefer, you may withdraw shares from the Plan (at no cost to you) and sell them through your broker.

         If you sell a portion of your Plan shares, the Plan Administrator will continue to reinvest the dividends on the rest of your Plan shares up to the amount you originally authorized.

         If your total holdings in the Plan fall below one share, the Plan Administrator will liquidate the fractional share, remit the proceeds to you and close your account.

How to Receive a Share Certificate

         Shares purchased for you under the Plan will be issued in book entry form and share certificates will not be issued to you. You may request a certificate by writing the Plan Administrator. There is no charge for this service. Certificates for fractional shares will not be issued. Instead, you will receive cash payment for any fractional shares. If you have delivered your certificates to the Plan Administrator for safekeeping, you may have them returned to you at any time by written request.

How to Transfer or Gift Your Shares

         To transfer or gift some or all of your shares to a third party, write the Plan Administrator to request transfer instructions. Once your completed transfer instructions are received by the Plan Administrator, your request will be fulfilled within two business days. There is no charge for this service. Transferred shares will be enrolled in full dividend reinvestment unless you or the transferee requests otherwise. If a request to transfer shares is made between a dividend record date and the dividend payment date, the transfer may be delayed until after the dividend payment date and that dividend will be fully or partially reinvested for your account in accordance with your previous instructions.

Tracking Your Investment

         You will receive a periodic statement showing all transactions in your account.

         You should retain these statements for tax purposes.

         You should notify the Plan Administrator in writing promptly of any change of address since statements and reports will be mailed to your address of record.

How to Stop Participating in the Plan

         If you wish to stop reinvesting your dividends, simply write the Plan Administrator. The Plan Administrator must receive your request at least five business days before the dividend record date.

         If you wish to stop automatic monthly investments, write the Plan Administrator. The Plan Administrator must receive your request at least five business days before the withdrawal date for automatic monthly purchase.

         If your request to stop participating is received after these dates, it will be processed after the investment or withdrawal has occurred.

         If you stop participating in the Plan, you will have the following options:

         Certificates - You may request a certificate for all full shares in your account. Any factional shares will be converted to cash at the current market price and you will receive a check for the sale proceeds less a $5.00 service charge.

         Certificates and Cash - You may request a certificate for any portion of your full shares and receive a check for the proceeds of sale of the remaining full and fractional shares, less a $5.00 service charge.

         Cash - You may request conversion to cash of all your full and fractional shares and receive a check for the proceeds of sale, less a $5.00 service charge.

Arrangements for Shareholders Meetings

         For any shareholders meeting, you will receive a proxy that covers all the shares you hold in the Plan plus a proxy statement and annual report. The proxy allows you to indicate how you want your shares to be voted. Your shares will be voted only as you indicate.

Share Splits, Rights Offerings and Other Distributions

         If German American declares a share split or a dividend payable in shares, we will credit your account with the appropriate number of shares on the payment date.

                                Tax Consequences

         The following is a general summary of the U.S. federal income tax consequences for individuals participating in the Plan. This summary is not intended to provide a comprehensive discussion of all tax consequences arising from participation in the Plan. We urge you to consult with your own tax advisor about the tax impact of your participation in the Plan and any transactions made for your account.

     All dividends paid to you, whether or not they are reinvested, are considered taxable income to you in the year they are received. Brokerage commissions (if any) that German American pays when you buy shares through the Plan must also be reported as taxable income to you. The brokerage commissions then become part of your "cost basis," which you will use in determining your taxable gain or loss at the time you sell your shares. The total amount of dividends and brokerage commissions will be reported to you and the Internal Revenue Service shortly after the close of each year.

         As required by law, all shares that are sold through the Plan Administrator will be reported to the Internal Revenue Service. Any gain or loss, whether you sell through the Plan Administrator or through your broker, should be reported when you file your income tax return.

         Be sure to keep your account statements for income tax purposes.

         Plan participants who are non-resident aliens or non-U.S. corporations, partnerships or other entities generally are subject to a withholding tax on dividends paid on shares in the Plan. The Plan Administrator is required to withhold from dividends paid the appropriate amount determined under U.S. Treasury regulations. Any applicable withholding tax may be determined by Tax Treaty between the U.S. and the country in which the foreign participant resides. Dividends for foreign participants will be reinvested after deduction of the appropriate withholding tax.

                               Changes to the Plan

         We may add to, modify or discontinue the Plan at any time. We will send you written notice of any significant changes. If we discontinue the Plan, we will return to you any uninvested automatic deductions from your bank account, issue free of charge a certificate for full shares credited to your account and pay you in cash for any fractional shares credited to your account.

                              Change in Eligibility

         We reserve the right to deny, suspend or terminate participation in the Plan by any shareholder who we believe is using the Plan in a manner inconsistent with its intended purposes.

         Responsibilities of German American and the Plan Administrator

         Neither German American nor the Plan Administrator will be liable for any act or failure to act as long as they have made a good faith effort to carry out the terms of the Plan as described in this prospectus. Specifically, neither German American nor the Plan Administrator will be liable for:

         o Any failure to terminate your account upon your death before receiving written notice of your death

         o    The prices at which shares are purchased or sold

         o    Any fluctuations in the market price for German American's shares

         Participants should recognize that neither German American nor the Plan Administrator can promise a profit or protect against loss on shares purchased under the Plan.

                             Additional Information

     As a public company, we must comply with the Securities Exchange Act of 1934 (Exchange Act). This requires that we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (SEC). You may read and copy any reports, proxy statements or other information we file at the SEC's Public Reference Rooms, including its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on its Public Reference Rooms. You may also access our SEC filings at the SEC's Internet website (http://www.sec.gov).

         This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the shares offered under the Plan. It does not repeat important information that you can find in our registration statement, reports and other documents that we file with the SEC. The SEC allows us to "incorporate by reference," which means we can disclose important information to you by referring you to other documents which are legally considered to be a part of this prospectus. The documents incorporated by reference are:

         o German American's Annual Report on Form 10-K for the period ended December 31, 1999.
         o The description of our shares included in the section captioned "Description of German American Capital Stock" in the Prospectus/Proxy that was filed as part of German American's Pre-Effective Amendment No. 3 to the Registration Statement on Form S-4 under the Securities Act of 1933, as amended, as filed May 5, 1998 (File No. 333-46913).
         o     German  American's  Proxy  Statement  for its  annual  meeting of shareholders to be held April 27, 2000 dated March 31, 2000.
         o     All documents filed by German American under Section 13(a), 14 or
               15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the Plan.

         The documents listed above may be obtained free of charge as described on page 2 of this prospectus.

         As you read these documents, you may find some differences in information from one document to another. If you find differences between the documents and this prospectus, you should rely on the statements made in the most recent document.

         You should rely only on the information contained in this document or incorporated by reference. We have not authorized anyone to provide you with information that is different.

                           Forward-Looking Statements

         From time to time, we may make statements in documents that we file with the SEC, or in press releases or other documents, or orally in discussions with shareholders and others, that relate to our future results of operations or financial condition or other matters. The federal securities laws refer to these types of statements as "forward-looking statements." Our actual results or financial condition or experience may differ materially from those expressed or implied by any forward-looking statement that we may make. For a list of certain factors that may cause our actual results or financial condition or experience to differ from those expressed or implied in any forward-looking statement, see the material under the caption "Forward- Looking Statements" that we include in our current and future quarterly reports on Form 10-Q and our annual reports on Form 10-K, and other documents that are incorporated by reference in this document.

                                 Use of Proceeds

         German American will not receive any proceeds from the purchase of shares in the open market. If we do, however, sell shares, then we intend to use the proceeds we receive for general corporate purposes.

                                  Legal Opinion

         Ice Miller Donadio & Ryan, Indianapolis, Indiana, counsel to German American, has passed upon the validity of the shares being offered under the Plan.

                                     Experts

         We have incorporated by reference in this prospectus our consolidated financial statements as of December 31, 1999 and 1998, and for the three years ended December 31, 1999, which financial statements are included in our Annual Report on Form 10-K for the period ended December 31, 1999. These financial statements have been audited by Crowe, Chizek and Company LLP, and their report on our financial statements is incorporated by reference in this prospectus in reliance upon their authority as experts in auditing and accounting.

                    Indemnification of Directors and Officers

         The SEC has taken the position that indemnifying directors, officers and controlling persons of German American for liabilities under the Securities Act is against public policy. In addition, in accordance with SEC requirements, German American will not make any indemnification payment described above unless a court of competent jurisdiction has determined that the indemnification is not against public policy.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

         Item 14.     Other Expenses of Issuance and Distribution

         The estimated expenses in connection with this offering are as set forth in the following table:

         SEC registration fee...............................   $  1,980
         Legal and accounting fees and expenses.............   $ 20,000
         Printing Expenses..................................   $ 10,000
         Miscellaneous .....................................   $  1,020


                  Total.....................................  $  33,000
                                                                =======

         Item 15.     Indemnification of Directors And Officers

         Under the Indiana Business Corporation Law and Article IV of the Corporation's Bylaws, the Corporation's officers, Directors, and employees are entitled to indemnification against all liability and expense with respect to any civil or criminal claim, action, suit or proceeding in which they are wholly successful. If they are not wholly successful and even if they are adjudged liable or guilty, they are entitled to indemnification if it is determined, with respect to a civil action, by disinterested Directors, a special legal counsel, or a majority vote of the shares of the Corporation's voting stock held by disinterested shareholders, that they acted in good faith in what they reasonably believed to be the best interests of the Corporation. With respect to any criminal action, it must also be determined that they had no reasonable cause to believe their conduct unlawful.

         Under the Indiana Business Corporation Law, a Director of the Corporation cannot be held liable for actions that do not constitute wilful misconduct or recklessness. In addition, the Articles of Incorporation of the Corporation provide that Directors of the Corporation shall be immune from personal liability for any action taken as a Director, or any failure to take any action, to the fullest extent permitted by the applicable provisions of the Indiana Business Corporation Law from time to time in effect and by general principles of corporate law. In addition, a Director of the Corporation against whom a shareholders' derivative suit has been filed cannot be held liable if a committee of disinterested Directors of the Corporation, after a good faith investigation, determines either that the shareholder has no right or remedy or that pursuit of that right or remedy will not serve the best interests of the Corporation.

         At present, there are no claims, actions, suits or proceedings pending where indemnification would be required under the above, and the Corporation does not know of any threatened claims, actions, suits or proceedings which may result in a request for such indemnification.

         In addition, officers and Directors of the Corporation are entitled to indemnification under an insurance policy of the Corporation for expenditures incurred by them in connection with certain acts in their capacities as such, and providing reimbursement to the Corporation for expenditures in indemnifying such Directors and officers for such acts. The maximum aggregate coverage for the Corporation and insured individuals is $3,000,000 for claims made during each policy year, with the policies subject to self-retention and deductible provisions.

         Item 16.     Exhibits

         The list of exhibits is incorporated herein by reference to the Index to Exhibits on pages E-I of this registration statement.

         Item 17.     Undertakings

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jasper, State of Indiana, on March 31, 2000.

                         GERMAN AMERICAN BANCORP


                         By:  /s/ Mark A. Schroeder
                            ----------------------------------------------------
                                     Mark A. Schroeder, President and
                                     Chief Executive Officer



                                POWER OF ATTORNEY

         We, the undersigned officers and directors of German American Bancorp, hereby severally and individually constitute and appoint Mark A. Schroeder and George W. Astrike, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this registration statement on Form S-3 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, said attorneys and agents to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents to any and all such amendment and instruments.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.





Date:    March 31, 2000         /s/ Mark A. Schroeder
                              --------------------------------------------------
                              Mark A. Schroeder, President and Director
                              (Chief Executive Officer)


Date:    March 31, 2000         /s/ George W. Astrike
                              --------------------------------------------------
                              George W. Astrike, Director


Date:    March 31, 2000         /s/ David G. Buehler
                              --------------------------------------------------
                              David G. Buehler, Director


Date:    March 31, 2000       --------------------------------------------------
                              David B. Graham, Director

Date:    March 31, 2000       --------------------------------------------------
                              William R. Hoffman, Director


Date:    March 31, 2000       --------------------------------------------------
                              Michael B. Lett, Director


Date:    March 31, 2000       --------------------------------------------------
                              C. James McCormick, Director


Date:    March 31, 2000         /s/ Gene C. Mehne
                              --------------------------------------------------
                              Gene C. Mehne, Director


Date:    March 31, 2000         /s/ Robert L. Ruckriegel
                              --------------------------------------------------
                              Robert L. Ruckriegel, Director


Date:    March 31, 2000         /s/ Larry J. Seger
                              --------------------------------------------------
                              Larry J. Seger, Director


Date:    March 31, 2000         /s/ Joseph F. Steurer
                              --------------------------------------------------
                              Joseph F. Steurer, Director


Date:    March 31, 2000       --------------------------------------------------
                              C.L. Thompson, Director


Date:    March 31, 2000       --------------------------------------------------
                              Michael J. Voyles, Director


Date:    March 31, 2000         /s/ Richard E. Trent
                              --------------------------------------------------
                              Richard E. Trent, Senior Vice President
                              (Chief Financial Officer and Principal
                                Accounting Officer)

                             GERMAN AMERICAN BANCORP
                             REGISTRATION STATEMENT

                                       ON

                                    FORM S-3

                                INDEX TO EXHIBITS

Exhibit
 Number                            Description
 ------                            -----------

 5.1 Opinion of Ice Miller Donadio & Ryan as to the legality of the shares being registered

 23.1       Consent of Crowe Chizek and Company, LLP

 23.2       Consent of Gaither, Rutherford & Co., LLP

 23.3       Consent of KPMG Peat Marwick, LLP

 23.4       Consent of Ice Miller Donadio & Ryan (included in Exhibit
            5.1)

 24         Power of Attorney (included on the signature page)

 99         Plan Enrollment Form

                                       E-1